EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-157151 on Form S-8 of our report dated June 16, 2020, relating to the financial statements and supplemental schedule of The Pinnacle West Capital Corporation Savings Plan appearing in this Annual Report on Form 11-K of The Pinnacle West Capital Corporation Savings Plan, for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
June 16, 2020